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                                   PROXY CARD

                    MORGAN STANLEY INSTITUTIONAL FUND TRUST
                           SMALL CAP GROWTH PORTFOLIO

ONE TOWER BRIDGE
100 FRONT STREET, SUITE 1100
WEST CONSHOHOCKEN, PA 19428-2881

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby constitutes and appoints RONALD E. ROBISON, STEFANIE V. CHANG and MARY E. MULLIN, and each of them, as proxies for the undersigned, with full power of substitution and resubstitution, and hereby authorizes said proxies, and each of them, to represent and vote, as designated on the reverse side, all stock of the Small Cap Growth Portfolio held of record by the undersigned on July 16, 2003 at the Special Meeting of Shareholders to be held on September 23, 2003, and at any adjournments thereof. The undersigned hereby revokes any and all proxies with respect to such stock heretofore given by the undersigned. The undersigned acknowledges receipt of the Proxy Statement and Prospectus dated __________, 2003.

             (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)

                                SEE REVERSE SIDE

/X/ PLEASE MARK YOUR VOTES AS IN THIS SAMPLE.

Approval of an Agreement and Plan of Reorganization pursuant to which substantially all of the assets of the Small Cap Growth Portfolio will be combined with the assets of the Small Company Growth Portfolio of Morgan Stanley Institutional Fund, Inc., in exchange for shares of the Small Company Growth Portfolio.

               FOR                AGAINST                 ABSTAIN
               / /                  / /                     / /

THIS PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER, AND IN THE DISCRETION OF SUCH PROXIES, UPON ANY AND ALL OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. IF NO DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION FOR THE PORTFOLIO AS SET FORTH ABOVE.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS. WHEN SHARES ARE HELD BY JOINT TENANTS, EACH JOINT TENANT MUST SIGN.

SIGNATURE(S): _________________________      ______________________________

DATE: ______________, 2003

When signing as attorney, executor, administrator, trustee, guardian or custodian, please sign full title as such. If a corporation, please sign full corporate name by authorized officer and indicate the signer's office. If a partnership, please sign in partnership name.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW  / /